JMP Financial Services and Real Estate Conference Investor Presentation September 21, 2015

2 Safe Harbor Statement NOTE: This presentation contains certain statements that are not historical facts and that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this presentation addressing expectations, assumptions, beliefs, projections, future plans, strategies, and events, developments that we expect or anticipate will occur in the future, and future operating results or financial condition are forward-looking statements. Forward-looking statements in this presentation may include, but are not limited to, statements about projected future investment strategies, investment opportunities, future government or central bank actions and the impact of such actions, financial performance, dividends, leverage ratios, capital raising activities, share issuances and repurchases, the use or impact of NOL carryforwards, and interest rates. The words “will,” “believe,” “expect,” “forecast,” “anticipate,” “intend,” “estimate,” “assume,” “project,” “plan,” “continue,” and similar expressions also identify forward-looking statements. These forward-looking statements reflect our current beliefs, assumptions and expectations based on information currently available to us, and are applicable only as of the date of this presentation. Forward-looking statements are inherently subject to risks, uncertainties, and other factors, some of which cannot be predicted or quantified and any of which could cause the Company’s actual results and timing of certain events to differ materially from those projected in or contemplated by these forward-looking statements. Not all of these risks, uncertainties and other factors are known to us. New risks and uncertainties arise over time, and it is not possible to predict those risks or uncertainties or how they may affect us. The projections, assumptions, expectations or beliefs upon which the forward-looking statements are based can also change as a result of these risks and uncertainties or other factors. If such a risk, uncertainty, or other factor materializes in future periods, our business, financial condition, liquidity and results of operations may differ materially from those expressed or implied in our forward-looking statements. While it is not possible to identify all factors, some of the factors that may cause actual results to differ from historical results or from any results expressed or implied by our forward-looking statements, or that may cause our projections, assumptions, expectations or beliefs to change, include the risks and uncertainties referenced in our Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent filings with the Securities and Exchange Commission, particularly those set forth under the caption “Risk Factors”.

3 Mission and Values Our Core Values 3 • Generate dividends for shareholders • Manage leverage conservatively • Remain owner-operators • Maintain a culture of integrity and employ the highest ethical standards • Provide a strong risk management culture • Focus on long-term shareholder value while preserving capital We seek to manage a successful mortgage real estate investment trust (REIT) focused on capital preservation and provide risk-adjusted returns reflective of our diversified, high-quality leveraged fixed-income portfolio. We have a steady, long-term perspective that emphasizes diversification, low leverage and a conservative approach to create shareholder value. • Commenced in 1988, considered second oldest mREIT • Internally managed • Experienced leadership team • Owner-operators; High insider ownership • Diversified investment strategy

4 Above Average Dividend Yield (as of September 10, 2015) Source: KBW, Bloomberg, Bankrate.com 0.28% 2.14% 2.23% 4.80% 7.64% 8.30% 14.52% 0% 2% 4% 6% 8% 10% 12% 14% 16% Long-Term Book Value (per Common Share) Creating Long-Term Value

5 Historical mREIT Performance (over a Fed tightening cycle) Source: SNL Financial Total Return (%) January 1, 2003 - September 11, 2015

6 Market and Policy Update • Divergence in trajectory of growth, inflation and central bank actions across the globe • Federal Reserve remains cautious of moving off zero bound but constrained by the actual performance of the economy and inflation trajectory. • European Central Bank aggressively pursuing quantitative easing. • China, emerging markets facing slowing growth. • "Grexit" risk highlights vulnerablity of Euro system. • Full impact of lower oil prices is yet unknown. • Inflation is low globally and many developed countries face disinflationary factors. • Strong US dollar has implications for global interest rates and growth. • Investment Environment • Low overall yields: Global yields continue to remain low given macroeconomic and policy factors in place today. • Spreads, although wider, are still relatively tight across many risk assets: Global risk premiums have declined since early 2014 as an increasing level of cash seeks higher returns. • Surprises are likely: An environment with divergent growth and central bank actions could create volatility and opportunity. • Potential risk to U.S. economic performance due to exogenous factors. • Flatter yield curve possible in the U.S.

7 How is Dynex Positioned? • Strong liquidity and capital position allows us to be opportunistic · Investment opportunities arise when spreads widen, but sufficient capital and liquidity are needed to withstand these situations and be able to invest • Existing Portfolio is designed to perform in a variety of market environments: · Asset mix and use of swaps and other instruments helps to manage interest rate risk · Diversified portfolio position • Agency ARM hybrid securities were selected to have limited prepayment risk. • Agency multifamily CMBS have limited spread volatility, and agency guarantee limits spread widening during risk-off events driven by credit fears • Agency and non-agency CMBS IO are correlated to AAA spreads and are less volatile than credit sensitive tranches, but are subject to idiosyncratic credit risk. · Protection against rising financing costs • 20% of hybrid ARM portfolio resets in 12 months or less • Eurodollar futures and swaps protect against rising short rates

8 Investment Summary 6/30/15 3/31/15 QoQ Change Investments, including receivable (1) $3,989,642 $3,922,520 $67,122 Repurchase Agreements, including payable (2) 3,406,978 3,382,316 24,662 FHLB advances 108,076 — 108,076 Leverage (3) 6.2x 5.7x 0.5x Funding Original Days to Maturity 88 days 116 days (28) days Remaining Days to Maturity 27 days 49 days (22) days ($ in thousands) Purchases During 2Q15 Asset Type Settled Unsettled Total Agency CMBS $323,059 $— $323,059 Agency CMBS IO 34,127 — 34,127 Non-Agency CMBS IO 45,648 4,000 49,648 Non-Agency RMBS 9,251 — 9,251 Total $412,085 $4,000 $416,085 (1) Amount at 6/30/15 includes receivable for investments sold of $96,168 (2) Amount includes payable for unsettled purchases of $4,014 at 6/30/15 and $196,473 at 3/31/15 (3) Leverage is based on total liabilities divided by stockholders equity

9 Asset and Equity Allocations Quarterly Comparison $673.0 $217.2 $152.4 $105.9 $62.0 $217.2 $152.4 $62.0 RMBS CMBS RMBS RMBS (2) (89% Agency) CMBS CMBS (73% Agency) CMBS IO CMBS IO CMBS IO CMBS IO (57% Agency) Net Other (1) Cash Loans (1) Fair value of derivative instruments is included in "Net Other" for equity allocation. (2) Receivable for securities sold of $96.1 million is included in equity allocated to RMBS. Asset Allocation Equity Allocation RMBS (96% Agency) CMBS (82% Agency) CMBS IO (56% Agency) • The majority of assets added during 2Q15 were multifamily Agency CMBS. Fair Value ($ in millions) Fair Value ($ in millions) • The majority of our capital is invested in the commercial sectors; CMBS and CMBS IO.

10 • We believe the opportunity continues to exist to earn above average dividend yields within a mortgage REIT structure · The uncertainty of the current environment could cause period to period volatilty in our results, but we believe a diversified mortgage REIT model will be able to deliver an above average yield over the long term · Higher dividend yields will help to cushion any potential volatility in book value • Our investment strategy and thesis have not changed – we continue to view that higher quality, short duration assets is the right investment strategy in today's environment · Our portfolio naturally delevers over time which gives us the flexibility to reinvest or build our capital for future opportunities • Long term, we see opportunities for investments in both residential and commercial assets and in markets previously dominated by the Fed/GSEs • Uncertainty around economic growth, regulatory changes, market reaction and global market imbalances requires discipline and vigilance • We are committed to delivering solid and stable shareholder returns with manageable risk Conclusion

11 Solid Track-Record Source: SNL Financial Total Return (%) January 1, 2008 – September 11, 2015

12 APPENDIX

13 • Comprehensive loss to common shareholders of ($0.21) per common share, consisting of (1): · Core net operating income(2) of $0.21 per common share · Change in unrealized gain in MBS, net of hedge instruments of ($0.40) per share · Loss on sale of investments of ($0.02) • GAAP net income of $0.52 per common share · Includes $0.34 of changes in fair value and net realized gains on hedge instruments • Dividend of $0.24 per common share • GAAP net interest spread of 1.97% and adjusted net interest spread(2) of 1.86% • Book value per common share of $8.53 at June 30, 2015 versus $8.96 at March 31, 2015 and $9.02 at December 31, 2014 • Overall leverage increased to 6.2x at June 30, 2015 from 5.7x at March 31, 2015 • Gained membership of our wholly-owned subsidiary in the FHLB Indianapolis in 2Q2015 and borrowed $108.1 million in advances during the quarter • Repurchased 0.8 million shares of common stock at a weighted average repurchase price of $7.76 Repurchased 0.8 million shares of common stock at a weighted average repurchase price of $7.76 • Second Quarter 2015 Highlights (1) See detail reconciliation on page 7 (2) Reconciliations for non-GAAP measures are presented on slides 33-34.

14 Second Quarter 2015 Performance (1) Other interest expenses exclude amortization of AOCI related to previously de-designated cash flow hedges. (2) These costs represent amounts due and payable under derivative hedge instruments for the current period (3) Reconciliations for non-GAAP measures are presented on slides 33-34. ($ in thousands, except per share amounts) Income (Expenses) Per Weighted Average Common Share Interest income $24,527 $0.45 Repurchase agreement and other interest expenses (1) (4,685) (0.09) Net periodic interest costs of derivatives (2) (1,793) (0.03) Income from equity method investment and miscellaneous items 612 0.01 G & A expenses (4,754) (0.09) Preferred stock dividends (2,294) (0.04) Core net operating income (3) 11,613 0.21 Gain on terminated derivatives, net 629 0.01 Unrealized gains on derivatives 18,254 0.33 Loss on sale of investments, net (1,491) (0.02) Amortization of de-designated cash flow hedges (857) (0.01) Fair value adjustments, net 20 — GAAP net income to common shareholders 28,168 0.52 Unrealized losses on MBS, net of sales (40,536) (0.74) Amortization of de-designated cash flow hedges 857 0.01 Total comprehensive loss ($11,511 ) ($0.21 )

15 Second Quarter 2015 Book Value Book value per common share, March 31, 2015 $8.96 Core net operating income per share (1) 0.21 Unrealized and realized gains on derivative hedge instruments 0.34 Loss on sale of investments (0.02) Amortization of de-designated cash flow hedges (0.01) Unrealized losses on MBS (0.74) Dividends declared (0.24) Stock repurchases and other 0.03 Book value per common share, June 30, 2015 $8.53 (1) Reconciliations for non-GAAP measures are presented on slides 33-34. • Principal reason for second quarter book value decline was the net decrease in unrealized gain on MBS resulting from spread widening across the investment portfolio and increases in interest rates during the quarter particularly in the 5-10 year part of the curve, partially offset by unrealized and realized gains on derivative hedge instruments GAAP net income per common share $0.52

16 Risk Position Treasury Yields As of June 30, 2015 As of March 31, 2015 2Y 0.65% 0.56% 5Y 1.65% 1.37% 10Y 2.35% 1.94% 30Y 3.12% 2.54% Parallel Change in Treasury Yields (in basis points) Percentage Change in Projected Market Value of Assets Net of Hedges As of June 30, 2015 As of March 31, 2015 +100 (0.86)% (0.58)% +50 (0.39)% (0.23)% +25 (0.19)% (0.10)% -25 0.16% 0.07% Curve Shift 2 year Treasury (in basis points) Curve Shift 10 year Treasury (in basis points) Percentage Change in Projected Market Value of Assets Net of Hedges As of June 30, 2015 As of March 31, 2015 0 +25 (0.05)% (0.01)% +10 +50 (0.13)% (0.04)% +25 +75 (0.23)% (0.09)% +25 0 (0.01)% 0.04% +50 0 (0.04)% 0.07% -10 -50 0.02% (0.06)% Parallel Change in Market Credit Spreads Percentage Change in Projected Market Value of Assets Net of Hedges As of June 30, 2015 As of March 31, 2015 +50 (2.18)% (1.94)% +25 (1.10)% (0.98)% -25 1.12% 0.99% -50 2.25% 2.00%

17 Movement in Spreads NOMINAL SPREADS OAS SPREADS SPREAD CHANGE 3/31/2015 6/30/2015 3/31/2015 6/30/2015 Nominal OAS 5/1 15 16 (6) 9 1 15 7/1 29 30 (5.0) 14 1 19 10/1 49 48 (7.0) 13.0 (1) 20 New Agency CMBS IO 140 150 140 150 10 10 New DUS 54 60 54 60 6 6 Non-Agency CMBS IO 160 190 160 190 30 30 Source: JP Morgan

18 Other Financial Highlights Financial Measures per Common Share (1) Adjusted Net Interest Spread (1) 1.86% • Adjusted net interest spread(1) is the difference between the effective yield earned on our investments and the effective borrowing cost(1) of financing our investments. • Effective borrowing cost(1) includes net periodic interest expense related to our interest rate swaps which we use to economically hedge interest rate risk on our investments and financing. • Differences in comprehensive income and core net operating income(1) result primarily from changes in the unrealized gain on MBS and derivative hedge instruments which are included in comprehensive income but excluded from core net operating income. (1) Core net operating income per common share, effective borrowing cost, and adjusted net interest spread are non-GAAP financial measures and are reconciled to their corresponding GAAP measures on slides 33-34.

19 Portfolio Details* (as of June 30, 2015) Credit Quality Portfolio Expected Maturity/Reset Distribution Net Premium by Asset Type * MBS investments only, excludes loans held for investment. Agency MBS are considered AAA-rated for purposes of this chart. 10.7% 16.4% 11.7% 19.4% 9.4% 32.4% $765.1 $90.2

20 CMBS Portfolio Details (as of June 30, 2015) Asset Type Agency MBS are considered AAA-rated for purposes of this chart. Credit Quality Collateral Asset Type

21 CMBS (as of June 30, 2015) Vintage (by year of origination) Asset Type Credit Quality Vintage By Year of Origination CMBS IO (as of June 30, 2015) Credit Quality Vintage By Year of Origination Agency MBS are considered AAA-rated for purposes of this chart. Agency MBS are considered AAA-rated for purposes of this chart.

22 Asset Type ($ in millions) RMBS (as of June 30, 2015) Credit Quality Months to Maturity/Reset For ARMs/Hybrids 1% 3% 51% 20% 8% 17% Weighted Average Loan Age 19.6% 23.0% 11.7% 27.6% 18.1%

23 72 20 30 40 50 60 70 80 90 100 10yr FNMA DUS Spreads DUS CMBS Spreads: Spreads wider YTD b p s Source: Company data

24 86.754 55.152 0 50 100 150 200 250 300 350 1/2/96 1/2/97 1/2/98 1/2/99 1/2/00 1/2/01 1/2/02 1/2/03 1/2/04 1/2/05 1/2/06 1/2/07 1/2/08 1/2/09 1/2/10 1/2/11 1/2/12 1/2/13 1/2/14 1/2/15 FNMA CC 30yr Spread Nominal FNMA CC 15yr Spread Nominal b p s RMBS Spreads: React to Rate Volatility Source: Company data

25 190 275 120 170 220 270 320 370 420 470 Freddie Mac Multifamily Credit Spreads Freddie A-rated Freddie BBB rated b p s 185 220 90 110 130 150 170 190 210 230 CMBS IO/ Freddie Mac IO Spreads Freddie IO CMBS IO CMBS and CMBS IO Nominal Spreads b p s Source: Company data

26 Spread Risk • An asset’s “spread” is the market premium above a benchmark rate that reflects the relative riskiness of the asset versus the benchmark. • Spread risk is the uncertainty in pricing resulting from the expansion and contraction of the risk premium over the benchmark. • Changes in spreads from period to period will impact our book value through changes in asset prices • Spreads (and therefore prices) are impacted by the following factors: • Fundamentals: Probability of default, cash flow uncertainty • Technicals: Supply and demand for various assets • Psychology: Reflects the risk appetite of the market and the perceived riskiness of specific assets • Most mortgage REIT business models are inherently exposed to spread risk. At Dynex, we focus on all three aspects of spread risk. However, changes in pricing due to technicals and psychology are difficult to predict. We manage spread risk over the long-term through portfolio construction.

27 Financing Details • Our weighted average contractual maturity was 88 days at June 30, 2015 compared to 116 days at March 31, 2015. • Our repurchase agreement balance was $3.4 billion at June 30, 2015 with 21 counterparties compared to $3.2 billion with 20 counterparties at March 31, 2015. We currently have repurchase agreements available to us with 32 counterparties. Repurchase Agreement and Effective Borrowing Cost (1) (for the quarterly periods indicated) Repurchase Agreement Amounts by Original Term to Maturity (as of June 30, 2015) (1) Reconciliations for non-GAAP measures are presented on slides 33-34.

28 Hedging Details (Quarterly Comparison) As of June 30, 2015 As of March 31, 2015

29 Hedging Details (Activity subsequent to June 30, 2015) As of July 31, 2015

30 Risk Management Key Risk Mitigating Strategy Interest Rate/Extension Risk Duration target of 0.5 to 1.5 years Derivatives to economically hedge interest rate risk Invest in credit assets that should increase in value as rates rise Short duration assets and more predictable cash flows Prepayment Risk CMBS investments with call protection RMBS specified pools with diversity of prepayment risk Credit Risk 94% of MBS are AAA-rated* as of June 30, 2015 Current credit risk is multifamily focused Spread Risk Portfolio construction and long-term portfolio strategy Liquidity Risk Diversified repurchase agreement counterparties and low leverage Unencumbered liquidity to meet expected risk events *Agency MBS are considered AAA-rated as of the date presented.

31 Investment Premium Allocation (as of end of period)

Selected Financial Highlights *(as of and for the quarter ended)*

($ in thousands, except per share amounts)	2Q2015	1Q2015	2Q2014
Net interest income	$ 18,985	$ 18,728	$ 21,146
Gain (loss) on derivative instruments, net	$ 17,090	$ (25,323)	$ (23,074)
(Loss) gain on sale of investments, net	$ (1,491)	$ 1,308	$ (477)
Net income (loss) to common shareholders	$ 28,168	$ (11,766)	$ (8,293)
Net income (loss) per common share	$ 0.52	$ (0.21)	$ (0.15)
Core net operating income to common shareholders (1)	$ 11,613	$ 12,405	$ 14,106
Core net operating income per common share (1)	$ 0.21	$ 0.23	$ 0.26
Total comprehensive (loss) income to common shareholders	$ (11,511)	$ 11,287	$ 26,906
Return on average common equity *(annualized)*	23.3%	(9.5)%	(6.7)%
Adjusted return on average common equity *(annualized)* (1)	9.6%	9.9%	11.3%
Dividends per common share	$ 0.24	$ 0.24	$ 0.25
Book value per common share, end of period	$ 8.53	$ 8.96	$ 9.12
Average interest earning assets	$ 3,748,536	$ 3,577,644	$ 3,944,154
Average interest bearing liabilities	$ 3,320,760	$ 3,111,783	$ 3,466,651
Weighted average effective yield (2)	2.63%	2.62%	2.79%
Annualized cost of funds	0.66%	0.69%	0.75%
Net interest spread	1.97%	1.93%	2.04%
Adjusted net interest spread (1)	1.86%	1.96%	1.92%
Debt to shareholders' equity ratio, end of period	6.2x	5.7x	5.7x

(1) Core net operating income to common shareholders (including on a per share basis), adjusted return on average common equity and adjusted net interest spread are non-GAAP financial measures. Reconciliations of non-GAAP measures are presented on slides 33-34.
(2) Weighted average effective yield is based on the average balance of investments which is calculated using daily amortized cost.

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Accounting Disclosure

Reconciliation of GAAP Measures to Non-GAAP Measures

($ in thousands except per share data)

	Quarter Ended				
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Net (loss) income to common shareholders	**$28,168**	**($11,766)**	**$1,379**	**$28,572**	**($8,293)**
Adjustments:					
Amortization of de-designated cash flow hedges [1]	857	1,057	1,449	1,442	1,608
Change in fair value on derivatives instruments, net	(18,883)	24,461	20,675	(7,113)	20,402
Loss (gain) on sale of investments, net	1,491	(1,308)	(10,950)	(9,057)	477
Fair value adjustments, net	(20)	(39)	(45)	(42)	(88)
Core net operating income to common shareholders	**$11,613**	**$12,405**	**$12,508**	**$13,802**	**$14,106**
Core net operating income per share	**$0.21**	**$0.23**	**$0.23**	**$0.25**	**$0.26**
ROAE based on annualized GAAP net income (loss) to common shareholders	23.3%	(9.5)%	1.1%	22.7%	(6.7)%
Adjustments:					
Amortization of de-designated cash flow hedges [1]	0.7%	0.8%	1.2%	1.1%	1.3%
Change in fair value on derivatives instruments, net	(15.6)%	19.7%	16.5%	(5.6)%	16.4%
Loss (gain) on sale of investments, net	1.2%	(1.1)%	(8.7)%	(7.2)%	0.4%
Fair value adjustments, net	—%	—%	—%	—%	(0.1)%
Adjusted ROAE, based on annualized core net operating income	**9.6%**	**9.9%**	**10.1%**	**11.0%**	**11.3%**
Average common equity during the period	$483,546	$497,626	$501,553	$503,861	$497,864

[1] Amount recorded as a portion of "interest expense" in accordance with GAAP related to the amortization of the balance remaining in accumulated other comprehensive loss as of June 30, 2013 as a result of the Company's discontinuation of cash flow hedge accounting.

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Reconciliation of GAAP Measures to Non-GAAP Measures

($ in thousands)

	Quarter Ended									
	6/30/2015		3/31/2015		12/31/2014		9/30/2014		6/30/2014	
GAAP interest income/ annualized yield	$24,527	2.63%	$24,099	2.62%	$24,286	2.64%	$26,000	2.73%	$27,718	2.79%
GAAP interest expense/ annualized cost of funds (1)	5,542	0.66%	5,371	0.69%	5,652	0.72%	6,058	0.70%	6,572	0.75%
GAAP net interest income/spread	**$18,985**	**1.97%**	**$18,728**	**1.93%**	**$18,634**	**1.92%**	**$19,942**	**2.03%**	**$21,146**	**2.04%**
GAAP interest expense/ annualized cost of funds (1)	$5,542	0.66%	$5,371	0.69%	$5,652	0.72%	$6,058	0.70%	$6,572	0.75%
Amortization of de-designated cash flow hedges (2)	(857)	(0.10)%	(1,057)	(0.14)%	(1,449)	(0.19)%	(1,442)	(0.17)%	(1,608)	(0.18)%
Net periodic interest costs on derivatives	1,793	0.21%	862	0.11%	1,064	0.14%	2,271	0.27%	2,672	0.30%
Effective borrowing costs	**$6,478**	**0.77%**	**$5,176**	**0.66%**	**$5,267**	**0.67%**	**$6,887**	**0.80%**	**$7,636**	**0.87%**
Adjusted net interest income/spread	**$18,049**	**1.86%**	**$18,923**	**1.96%**	**$19,019**	**1.97%**	**$19,113**	**1.93%**	**$20,082**	**1.92%**

(1) Rates shown are based on annualized interest expense amounts divided by average interest bearing liabilities. Recalculation of annualized cost of funds using total interest expense shown in the table may not be possible because certain expense items use a 360-day year for the calculation while others use actual number of days in the year.
(2) Amount recorded as a portion of "interest expense" in accordance with GAAP related to the amortization of the balance remaining in accumulated other comprehensive loss as of June 30, 2013 as a result of the Company's discontinuation of hedge accounting.

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